Exhibit 99.1

CytoSorbents Promotes Vincent J. Capponi to President

MONMOUTH JUNCTION, N.J., May 4, 2020 – CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat cytokine storm and deadly inflammation in critically-ill and cardiac surgery patients around the world, and its Chief Executive Officer, Dr. Phillip Chan, MD, PhD, announced the promotion of Chief Operating Officer Vincent J. Capponi to President and COO, effective immediately.

Dr. Phillip Chan, MD, PhD, CEO of CytoSorbents stated, “I am very pleased to announce the promotion of Vince to President and Chief Operating Officer of CytoSorbents Corporation. Having worked closely with Vince for over a dozen years, much of the success of CytoSorbents to date is a testament to his many outstanding contributions in all aspects of the company. In his 18 years with CytoSorbents, he has helped to manage the daily operations of the company, with a focus on manufacturing, engineering, regulatory, clinical studies, new product development and research. Vince played a pivotal role in the development and scale-up of the polymer technology from an R&D phase to commercial production, helped to spearhead the first clinical trial in septic shock patients in Germany, and drove European Union (E.U.) CE Mark designation for CytoSorb as an extracorporeal cytokine adsorber to treat cytokine storm in many illnesses. He further expanded market access for CytoSorb by successfully navigating three CE Mark label expansions, including the removal of myoglobin (rhabdomyolysis), bilirubin (liver dysfunction), and earlier this year, the removal of ticagrelor during on-pump cardiac surgery, with the goal of reducing costly and potentially fatal perioperative bleeding.”

Dr. Chan continued, “Most recently, Vince was instrumental in executing the regulatory strategy that led to FDA Emergency Use Authorization (EUA) of CytoSorb in adult, critically-ill, COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances, and the recent FDA Breakthrough Designation for the removal of ticagrelor during on-pump emergent and urgent cardiothoracic surgery. In addition, his vision and leadership around the commercial production and scale-up of CytoSorb has resulted in economies of scale and major efficiency improvements in both polymer and device manufacturing, taking blended CytoSorb gross margins from 60% to 80% in Q4 2019. This has, in turn, enabled us to rapidly respond to the increased need for CytoSorb around the globe during this COVID-19 pandemic, including here in the U.S. under the EUA.”

Dr. Chan concluded, “One of Vince’s greatest strengths stems from his favorite mantra of “plan well, execute brilliantly,” which he has proven time and time again over a career that has spanned three decades in the medical device and pharmaceutical industries. As President and COO, Vince will continue to oversee the operations of the company, with a strong team reporting to him, but will now focus on the development of new exciting opportunities for CytoSorb and our other technologies. A trusted colleague, I am confident that Vince will do an outstanding job.”

Mr. Vince Capponi stated, “At CytoSorbents, I have experienced what I believe is a once-in-a-lifetime opportunity: to work with a new product concept and be part of a fantastic team to transform that idea into a life-saving therapy worldwide. We are just beginning to see the true potential of CytoSorb and what it could mean for the future of critical care and cardiac surgery. As President and COO, I am honored to have been given this opportunity and look forward to continuing to work with Phil and the management team, to take on new challenges, help make our corporate goals a reality, increase the overall value of our company, and most importantly, save lives.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 58 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 80,000 human treatments to date. CytoSorb has received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $30 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others. For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our ability to leverage designation of CytoSorb as a breakthrough device under the FDA’s Breakthrough Devices Program in order to expedite the development, assessment, and regulatory review of CytoSorb, as well as the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements, particularly in light of the current coronavirus pandemic, where businesses can be impacted by rapidly changing state and federal regulations, as well as the health and availability of their workforce. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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CytoSorbents Contact:

Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Investor Relations Contact:

Jeremy Feffer

LifeSci Advisors

(212) 915-2568

jeremy@lifesciadvisors.com

Public Relations Contact:

Eric Kim

Rubenstein Public Relations

(212) 805-3052

ekim@rubensteinpr.com